EXHIBIT 99.2

NATIONAL PRESTO INDUSTRIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based upon the historical financial statements of National Presto Industries, Inc. (the “Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the sale of substantially all assets and assignment of certain liabilities of the Company’s Absorbent Products business to Drylock Technologies Ltd. (“Drylock”) in exchange for $67,000,000, subject to customary post-closing adjustments. The sales transaction also provides for additional proceeds of $4,000,000 upon the sale of certain delayed assets at a future date.  As a result of this transaction, effective in the fourth quarter of 2016, the Company will classify its results of operations for all periods presented to reflect the Absorbent Products business as a discontinued operation.

The unaudited pro forma condensed consolidated statements of earnings for the nine months ended October 2, 2016 and the years ended December  31, 2015, 2014, and 2013 are presented as if the sales transaction had occurred as of January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of October 2, 2016 is presented as if the sales transaction had occurred as of October 2, 2016.

The historical financial information on which the pro forma statements are based is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 15, 2016 and the Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2016 filed with the Securities and Exchange Commission on November 14, 2016.  The pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the sale occurred as of the dates stated above or for any period following the sale of the Absorbent Products business. The pro forma adjustments are described in the notes and the unaudited pro forma condensed consolidated financial information should be read in conjunction with the related notes.

EXHIBIT 99.2

NATIONAL PRESTO INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE NINE MONTHS ENDED OCTOBER 2, 2016
(In thousands except share and per share data)

		Pro Forma Adjustments
	As Previously Reported	Activity of Discontinued Operation (1)	Other Adjustments (2)	Pro Forma Statement of Earnings for Continuing Operations
Net sales	$267,560	$(57,569)	$-	$209,991
Cost of sales	212,899	(53,217)	-	159,682
Gross profit	54,661	(4,352)	-	50,309
Selling and general expenses	19,081	(1,974)	-	17,107
Intangibles amortization	568	-	-	568
Operating profit	35,012	(2,378)	-	32,634
Other income	591	5	966	1,562
Earnings before provision for income taxes	35,603	(2,373)	966	34,196
Provision for income taxes	11,814	(795)	324	11,343
Net earnings	$23,789	$(1,578)	$642	$22,853

Weighted average common share outstanding:
Basic and diluted	6,969			6,969

Earnings per share, basic and diluted from continuing operations	$3.41			$3.28

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

EXHIBIT 99.2

NATIONAL PRESTO INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015
(In thousands except share and per share data)

		Pro Forma Adjustments
	As Previously Reported	Activity of Discontinued Operation (1)	Other Adjustments (2)	Pro Forma Statement of Earnings for Continuing Operations
Net sales	$427,690	$(72,041)	$-	$355,649
Cost of sales	338,113	(71,897)	-	266,216
Gross profit	89,577	(144)	-	89,433
Selling and general expenses	24,010	(2,275)	-	21,735
Intangibles amortization	5,173	-	-	5,173
Operating profit	60,394	2,131	-	62,525
Other income	396	1	1,288	1,685
Earnings before provision for income taxes	60,790	2,132	1,288	64,210
Provision for income taxes	20,294	723	437	21,454
Net earnings	$40,496	$1,409	$851	$42,756

Weighted average common share outstanding:
Basic and diluted	6,951			6,951

Earnings per share, basic and diluted from continuing operations	$5.83			$6.15

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

EXHIBIT 99.2

NATIONAL PRESTO INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014
(In thousands except share and per share data)

		Pro Forma Adjustments
	As Previously Reported	Activity of Discontinued Operation (1)	Other Adjustments (2)	Pro Forma Statement of Earnings for Continuing Operations
Net sales	$412,363	$(65,165)	$-	$347,198
Cost of sales	335,162	(69,270)	-	265,892
Gross profit	77,201	4,105	-	81,306
Selling and general expenses	23,216	(1,794)	-	21,422
Intangibles amortization	11,991	-	-	11,991
Impairment of finite lived intangible assets	2,063	-	-	2,063
Operating profit	39,931	5,899	-	45,830
Other income	366	1	1,288	1,655
Earnings before provision for income taxes	40,297	5,900	1,288	47,485
Provision for income taxes	13,820	2,030	443	16,293
Net earnings	$26,477	$3,870	$845	$31,192

Weighted average common share outstanding:
Basic and diluted	6,930			6,930

Earnings per share, basic and diluted from continuing operations	$3.82			$4.50

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

EXHIBIT 99.2

NATIONAL PRESTO INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013
(In thousands except share and per share data)

		Pro Forma Adjustments
	As Previously Reported	Activity of Discontinued Operation (1)	Other Adjustments (2)	Pro Forma Statement of Earnings for Continuing Operations
Net sales	$420,188	$(76,765)	$-	$343,423
Cost of sales	340,836	(73,155)	-	267,681
Gross profit	79,352	(3,610)	-	75,742
Selling and general expenses	21,231	(1,507)	-	19,724
Intangibles amortization	667	-	-	667
Goodwill impairment	2,840	-	-	2,840
Change to contingent consideration liability	(3,000)	-	-	(3,000)
Operating profit	57,614	(2,103)	-	55,511
Other income	731	(102)	1,288	1,917
Earnings before provision for income taxes	58,345	(2,205)	1,288	57,428
Provision for income taxes	17,093	(770)	450	16,773
Net earnings	$41,252	$(1,435)	$838	$40,655

Weighted average common share outstanding:
Basic and diluted	6,907			6,907

Earnings per share, basic and diluted from continuing operations	$5.97			$5.89

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

EXHIBIT 99.2

NATIONAL PRESTO INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF OCTOBER 2, 2016
(In thousands)
		Pro Forma Adjustments
	As Previously Reported	Assets and Liabilities of Discontinued Operation (3)	Other Adjustments (4)	Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$8,018	$67,000	$-	$75,018
Marketable securities	65,779	-	-	65,779
Accounts receivable, net	58,131	(12,859)	-	45,272
Inventories	128,034	(11,186)	-	116,848
Income tax receivable	3,662	(4,562)	900	-
Other current assets	7,959	(53)	-	7,906
Total current assets	271,583	38,340	900	310,823
Property, plant and equipment, net	85,419	(34,665)	-	50,754
Goodwill	11,485	-	-	11,485
Intangible assets, net	5,114	-	-	5,114
Notes receivable	6,481	-	-	6,481
Deferred income taxes	-	-	6,218	6,218
Other assets	6,505	-	-	6,505
Total assets	$386,587	$3,675	$7,118	$397,380

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current liabilities:
Accounts payable	$40,651	$(5,001)	$4,337	$39,987
Income tax payable	-	-	7,373	7,373
Accrued liabilities	15,043	(380)	-	14,663
Total current liabilities	55,694	(5,381)	11,710	62,023
Deferred income tax liability	1,708	-	(1,708)	-
Total liabilities	57,402	(5,381)	10,002	62,023

STOCKHOLDERS' EQUITY
Common stock	7,441	-	-	7,441
Paid-in capital	7,675	-	-	7,675
Retained earnings	329,429	9,056	(2,884)	335,601
Accumulated other comprehensive (loss)	(20)	-	-	(20)
Treasury stock, at cost	(15,340)	-	-	(15,340)
Total stockholders' equity	329,185	9,056	(2,884)	335,357
Total liabilities and stockholders' equity	$386,587	$3,675	$7,118	$397,380

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

EXHIBIT 99.2

NATIONAL PRESTO INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the sale of substantially all assets and assignment of certain liabilities of the Company’s Absorbent Products business to Drylock Technologies, Ltd. (“Drylock”) in exchange for $67,000,000 as if it occurred as of January 1, 2013 in the pro forma condensed consolidated statements of earnings for the nine months ended October 2, 2016 and the years ended December  31, 2015, 2014, and 2013, and as of October 2, 2016 in the pro forma condensed consolidated balance sheet. The additional proceeds of $4,000,000 for the sale of certain delayed assets at a future date are not reflected in the pro forma condensed consolidated financial statements. As a result of the transaction described above, effective in the fourth quarter of 2016, the Company will classify its results of operations for all periods presented to reflect the Absorbent Products business as a discontinued operation.

In accordance with SEC Regulation S-X, the pro forma statements of operations disclose earnings from continuing operations and therefore exclude historical earnings (loss) from discontinued operations of $1,578,000 for the nine months ended October 2, 2016 and $(1,409,000), $(3,870,000), and $1,435,000 for the years ended December  31, 2015, 2014, and 2013, respectively.

NOTE 2. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of earnings and balance sheet reflect the effect of the following pro forma adjustments:

(1) Reduction of revenue and expenses as a result of the sale of substantially all of the assets and certain liabilities of the Absorbent Products business to Drylock. These amounts do not consider an allocation of general corporate overhead costs not specifically related to the Absorbent Products business and therefore, selling, general and administrative expenses do not reflect any potential reductions in corporate costs in response to this change in the Company. The Company also expects to receive cost reimbursements of approximately $600,000 for services provided pursuant to a transition services agreement. This activity is nonrecurring and has not been adjusted within the pro forma condensed consolidated statements of earnings. Estimated tax rates for the Absorbent Products business used for the nine months ended October 2, 2016 and the years ended December  31 2015, 2014, and 2013 were 33.5%, 33.9%, 34.4%, and 34.9%, respectively, and are based on the application of the intraperiod tax allocation model in Accounting Standards Codification 740, Income Taxes.

(2) Other adjustments.  In connection with the sale, the Company entered into a 10-year lease agreement with Drylock for a portion of its manufacturing/warehouse facility.  The lease agreement provides for annual payments of $1,288,000 and also provides Drylock an option for early termination of the lease after the initial 5 years and an option to modify the space subject to the agreement.  In addition, the lease agreement allows for adjustments to the rental payments based on certain price indices. Rental income is included in Other Income of the Company’s continuing operations in the pro forma condensed consolidated statements of earnings for all periods presented.

(3) The elimination of assets and liabilities associated with the Absorbent Products business included in the Company’s historical condensed consolidated financial statements subject to the terms of the sales transaction. The increase in cash and cash equivalents of $67,000,000 represents the proceeds received from Drylock upon closing of the sales transaction.  The decrease in income tax receivable of $4,562,000 reflects the increase in income taxes currently payable related to the sale. The increase to retained earnings of $9,056,000 approximates the estimated after-tax gain on the sale, which has not been adjusted within the pro forma condensed consolidated statements of earnings.   The gain does not reflect the proceeds from the sale of the delayed assets described above.  The accounting for the gain on sale of the Absorbent Products business has not been finalized, as the estimated gain does not reflect final net income tax liability relating to the transaction, and other adjustments, as necessary, to account for the other concurrent transactions.

(4)  Other adjustments. At closing, the net deferred tax liabilities related to the Absorbent Products business subject to the terms of the sales transaction of $7,926,000 were reclassified as current liabilities.  As a result, deferred income taxes and income tax payable were also reclassified under their proper balance sheet captions.  The

EXHIBIT 99.2

pro forma condensed consolidated balance sheet also reflects the after-tax effect of costs resulting directly from the transaction of $2,884,000.